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                                                                   EXHIBIT 10.18




                                 WEIGHT WATCHERS
                          EXECUTIVE PROFIT SHARING PLAN




                            Effective October 4, 1999
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                                    ARTICLE I

                                  INTRODUCTION

1.01 NAME. This Plan shall be known as the Weight Watchers Executive Profit Sharing Plan (the "Plan").

1.02 PURPOSE. The purpose of the Plan is to provide a replacement retirement benefit for certain senior manager level employees who are not eligible to receive a profit-sharing contribution under the Weight Watchers Savings Plan (the "Qualified Plan") but are otherwise eligible to participate under the 401(k) feature of the Qualified Plan.

1.03 UNFUNDED PLAN. The Plan is intended to be an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended, and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.


                                   ARTICLE II

                                   DEFINITIONS

The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

2.01 BOARD. "Board" means the Board of Directors of the Company or the Executive Committee of such Board.

2.02 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.03 COMMITTEE. "Committee" means the committee appointed by the Board or such other committee or board as the Board may subsequently designate as being responsible for the general administration of the Plan.

2.04 COMPANY. "Company" means the Weight Watchers International or any successor entity thereto, including without limitation, the transferee of all or substantially all of the stock or assets of the Company.

2.05 DISABILITY. "Disability" means a physical or mental condition of a Member that, based on satisfactory medical evidence acceptable to the Committee, is believed to be permanent and to render the Member unfit to perform duties for the Company or an affiliated employer.
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2.06     MEMBER. "Member" means any individual who is eligible to participate in the Plan as provided in section 4.1 hereof.

2.07 PROFIT SHARING ACCOUNT. "Profit Sharing Account" means the notional account established and maintained for each Member in accordance with
         Article IV hereof, for bookkeeping purposes only, to measure the value of Profit Sharing Contributions made under the Plan and the earnings thereon. Amounts credited to the Profit Sharing Account shall be in dollars and cents.

2.08 PROFIT SHARING CONTRIBUTION. "Profit Sharing Contribution" means the notional contribution made under the Plan pursuant to Article IV hereof to each Member's Profit Sharing Account..

2.09 QUALIFIED PLAN CONTRIBUTION. "Qualified Plan Contribution" means the profit sharing contribution that is made on behalf of a participant of the Qualified Plan under Section 4.01 thereof

2.10 QUALIFIED PLAN CONTRIBUTION LIMITS. "Qualified Plan Contribution Limits" means (a) the maximum compensation of a Member that may be recognized under the Qualified Plan pursuant to Section 401(a)(17) of the Code, and (b) the limitations on annual contributions under the Qualified Plan pursuant to Section 415 of the Code.

2.11 UNFORESEEABLE EMERGENCY. "Unforeseeable Emergency" means severe financial hardship to the Member resulting from a sudden and unexpected illness or accident of the Member or a dependent of the Member, loss of the Member's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Member.



                                   ARTICLE III

                                 ADMINISTRATION

3.01 COMMITTEE. Except as otherwise provided in the Plan, the Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities that it believes reasonable and proper.

3.02 DUTIES. The Committee, or any person or entity designated by the Committee, shall be responsible for the administration of the Plan including but not limited to determination of eligibility, distribution of benefits hereunder, maintenance of account balances, calculation of hypothetical investment returns and any other duties concerning the day-to-day operation of the Plan.
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3.03     ADJUDICATION. Any decision made, or action taken, by the Committee or the Board arising out of, or in connection with, the interpretation and administration of the Plan, including but not limited to the adjudication of claims and payment of benefits hereunder, shall be final and conclusive.

3.04 INDEMNIFICATION. The members of the Board and the Committee shall be indemnified by the Company to the fullest extent permitted by law against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith.


                                   ARTICLE IV

                                  PARTICIPATION

4.01 MEMBERSHIP. Any individual who is eligible to participate under the Qualified Plan (in accordance with Article III thereof), but who is not eligible to receive a Qualified Plan Contribution shall be a Member under this Plan.

4.02 PROFIT SHARING CONTRIBUTION. An amount equal to the Qualified Plan Contribution that otherwise would have been made on behalf of a Member under the Qualified Plan if such Member were actually eligible to receive such contribution under the Qualified Plan, determined without regard to the Qualified Plan Contribution Limits, shall be credited to the Member's Profit Sharing Account as and when such Qualified Plan Contribution otherwise would have been made under the Qualified Plan.

4.03 VESTING. A Member's interest in his or her Profit Sharing Account shall be fully vested when the Member's aggregate "Service" (as defined under the Qualified Plan) totals at least 5 years or, if earlier, upon the Member's attainment of age 65, death, disability or "Discharge without Cause" (as defined under the Qualified Plan) by the Company or an affiliated employer.

4.04 INTEREST CREDITS. Subject to a maximum annualized interest rate cap of 15%, each Member's Profit Sharing Account shall be credited with interest at an annual rate equal to the sum of (a) 2% plus (b) the annualized prime rate, as published in the Wall Street Journal, compounded as of the end of each fiscal month.
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4.05     DISCRETIONARY CONTRIBUTIONS. At the sole discretion of either the Board or the President of the Company, additional amounts may be credited on behalf of any Member from time to time based on criteria established, or in a manner otherwise determined, by the Board or the President of the Company.


                                    ARTICLE V

                                  DISTRIBUTIONS

5.01 TIMING OF PAYMENT. Payment of a Member's Profit Sharing Account shall be made in a single lump sum as soon as practicable following the Member's termination of employment with the Company or an affiliated employer, except as provided under Section 5.03 hereof.

5.02 FORM OF PAYMENT. Any payment under this Article shall be in the form of cash or a cash equivalent.

5.03     DEATH OR DISABILITY.

         (a) In the event of the Member's death, the balance of such Member's Profit Sharing Account shall be paid to the Member's designated beneficiary or, if no beneficiary has been designated, to the Member's estate in a lump sum as soon as practicable or as otherwise provided by the Committee.

         (b) In the event of the Member's Disability, the balance of such Member's Profit Sharing Account shall be paid to the Member (or the Member's legal representative) in the manner prescribed by the Committee at its sole discretion.

5.04 HARDSHIP DISTRIBUTION. Notwithstanding any provision to the contrary, in the event of an Unforeseeable Emergency a Member shall be entitled to early payment of all or part of the balance of such Member's Profit Sharing Account to the extent reasonably needed to satisfy the Unforeseeable Emergency need. An application for an early payment under this section 5.04 shall be made in accordance with the procedures and requirements adopted by the Committee.
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                                   ARTICLE VI

                              STATEMENT OF ACCOUNTS

Statements shall be sent annually to each Member (or such Member's estate, beneficiary or legal representative) or as otherwise provided by the Committee.


                                   ARTICLE VII

                             BENEFICIARY DESIGNATION

Each Member shall have the right, at any time, to designate any person, persons or entity as such Member's designated beneficiary. A beneficiary designation shall be made, and may be amended, by the Member by filing a written designation in accordance with the procedures adopted by the Committee.


                                  ARTICLE VIII

                            AMENDMENT OR TERMINATION

The Board or the Committee may amend, modify or terminate the Plan at any time; provided, however, no amendment, modification or termination shall, without the consent of the Member, adversely affect such Member's right to payment from the Member's vested balance under the Profit Sharing Account as of the date of such amendment, modification or termination.


                                   ARTICLE IX

                                  MISCELLANEOUS

9.01 UNSECURED RIGHT. Any right to receive a payment under the Plan shall be no greater than that of an unsecured general creditor of the Company. No amount payable under the Plan may be assigned, transferred, encumbered or subject to any legal process for the payment of any claim against a Member.

9.02 NO RIGHT TO CONTINUED EMPLOYMENT. Participation in the Plan shall not give any employee any right to remain in the employ of the Company or any affiliate thereof.

9.03 WITHHOLDING. The Company shall withhold to the extent required by law all applicable income and other taxes from amounts deferred or paid under the Plan.
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9.04     GOVERNING LAW. The Plan shall be construed, governed and enforced in accordance with the laws of the State of New York without reference to rules relating to conflicts of law, except to the extent preempted by federal law.

9.05 COMPLIANCE WITH SECURITIES LAWS. The Committee may, from time to time, impose additional restrictions upon Members as it deems necessary, advisable or appropriate in order to comply with applicable federal and state securities laws.
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                                    EXHIBIT A

                                 WEIGHT WATCHERS
                          EXECUTIVE PROFIT SHARING PLAN

                          BENEFICIARY DESIGNATION FORM

Please complete each section as instructed. The capitalized terms as used herein have the meaning set forth in the Weight Watchers Executive Profit Sharing Plan.

1.   MEMBER INFORMATION

Name____________________________    Social Security #_______________________

Address_____________________________________________________________________


2.   BENEFICIARY ELECTION

I hereby designate the following individual as my beneficiary in accordance with
Article VII of the Plan:

Beneficiary_____________________    Social Security #_______________________

Address_____________________________________________________________________



3.       ACKNOWLEDGEMENT AND AGREEMENT

I acknowledge and agree that I have received and reviewed a copy of the Plan. I understand that this Beneficiary Designation Form may not be revoked except by operation of a subsequent filing of such form.



_____________________________________________     __________________________
Signature of Member                               Date